UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2014

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28,117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 4, 2014, Lowe’s Companies, Inc. (the “Company”) announced that Gregory M. Bridgeford will retire from his position as Chief Customer Officer, effective April 30, 2014. Mr. Bridgeford, age 59, joined the Company in 1982 and has served as Chief Customer Officer since 2012.

(c) On March 4, 2014, the Company announced that Michael A. Jones has been appointed to the position of Chief Customer Officer, effective April 30, 2014. Mr. Jones, age 51, joined the Company in January 2013 and has served as Chief Merchandising Officer since then. Prior to joining the Company, Mr. Jones spent three years with Husqvarna serving as President and Executive Vice President for North and Latin America from 2009 until he left to join the Company.  Mr. Jones previously spent 15 years at General Electric where his most recent role was General Manager of Global Cooking Products from 2007 until 2009.  Mr. Jones received a Bachelor’s Degree in Business Administration from California Coast University.

Effective April 1, 2014, Mr. Jones’ annual base salary will be increased from $500,000 to $600,000 to reflect his increased duties and responsibilities as the Company’s Chief Customer Officer. Effective April 1, 2014, the target and maximum annual incentive award Mr. Jones may earn based on the Company’s achievement of short-term operational and strategic goals will also be increased from 75% to 100% and from 150% to 200%, respectively, of his base salary. The Compensation Committee of the Board has also approved an increase in the target values of the annual equity incentive awards to be made to Mr. Jones from 200% of his prior range midpoint to 400% of his base salary. This increase will be effective for the equity incentive awards to be made by the Committee to all of the Company's executive officers as of April 1, 2014. The actual value of the awards realized by Mr. Jones (as well as the Company's other executive officers) will be based on the degree of achievement of performance vesting goals (for performance share units) or satisfaction of vesting requirements based on continued employment with the Company (for time vesting equity incentive awards) and, in all cases, the value of the Company’s common stock when the awards are earned and become vested.

A copy of the press release announcing Mr. Bridgeford’s retirement and Mr. Jones’ appointment is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated March 4, 2014, announcing Gregory M. Bridgeford’s retirement and Michael A. Jones’ appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: March 4, 2014	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Chief Legal Officer,
Chief Compliance Officer and Secretary